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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) MARCH 24, 2008

                     UNITED AMERICAN HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

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
          MICHIGAN                       001-11638                38-2526913
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

300 RIVER PLACE, SUITE 4950, DETROIT, MICHIGAN                          48207
   (Address of principal executive offices)                           (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the Securities Act.

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 7, 2008, the Department of Finance and Administration of the
State of Tennessee, Bureau of TennCare ("TennCare"), issued a Request for
Proposal (as since amended, "RFP") for managed care services to be provided in the East Grand Region and the West Grand Region of Tennessee. The RFP indicates
TennCare's intent to award two contracts in the East Grand Region and two contracts in the West Grand Region. TennCare's award of the contracts is scheduled for April 22, 2008, with the signing of the contracts to occur no later than May 9, 2008. The performance of the contracts is expected to start in the West Grand Region on November 1, 2008 and in the East Grand Region on
January 1, 2009. It is expected that each contract will require the successful bidder to provide comprehensive medical services on a capitated, full-risk basis to Medicaid beneficiaries assigned to it by TennCare in the applicable Region.

     In response to the RFP, on March 11, 2008, our subsidiary, UAHC Health Plan of Tennessee, Inc. ("UAHC-TN"), and Molina Healthcare, Inc., a Delaware corporation ("Molina"), jointly submitted a proposal to apply for contracts with TennCare for both the East and West Grand Regions. The proposal potentially could result in UAHC-TN and Molina jointly receiving two TennCare contracts (one for each region), or one TennCare contract for one Region, or no TennCare contract for either Region. UAHC-TN currently provides managed care services on a modified-risk basis under an existing TennCare contract in the West Grand
Region only, which is expected to end when the anticipated new TennCare contracts for that Region become effective.

     In connection with the joint proposal, on March 24, 2008 we and our subsidiaries, United American of Tennessee, Inc. and UAHC-TN, entered into a Purchase Agreement with Molina dated as of March 24, 2008. A copy of the agreement is filed as an exhibit to this Report. We and our affiliates have no relationship with Molina other than in respect of that agreement, any agreements contemplated by that agreement and the joint proposal.

     Currently, our wholly owned subsidiary, United American of Tennessee, Inc., owns 100% of the issued and outstanding capital stock of UAHC-TN. Under the Purchase Agreement, if (and only if,) UAHC-TN enters into at least one of the new TennCare contracts, Molina will become a part owner of UAHC-TN by purchasing newly issued UAHC-TN capital stock from UAHC-TN, either: (A) shares representing
19.9% of the total issued and outstanding UAHC-TN stock, for a purchase price of $4,500,000, in the event UAHC-TN executes one new TennCare contract; or (B) shares representing 49.9% of the total issued and outstanding UAHC-TN stock, for a purchase price of $18,040,000, in the event UAHC-TN executes two new TennCare contracts. The Purchase Agreement requires the stock purchase closing to occur on a date mutually agreed upon by the parties that is no earlier than the signing of the full-risk contract(s) and no later than the effective date(s) of the contract(s), or on such other date as the parties may mutually agree in writing.

     The Purchase Agreement requires the delivery at the closing of a Shareholder Agreement among UAHC-TN and its shareholders, including Molina. The form of that agreement is an exhibit to the Purchase Agreement. The Purchase
Agreement also requires us to seek approval from our shareholders of the Purchase Agreement(including for Molina's Purchase Option, as described in the next paragraph) and makes our obtaining that approval a condition precedent to the stock purchase closing. The Purchase Agreement may be terminated at any time prior to the closing by mutual written consent of the parties and in certain other events.

     In the Shareholder Agreement, if and when executed, United American of Tennessee, Inc. ("UAT") would grant Molina the exclusive option to purchase all UAHC-TN stock owned by UAT, for a purchase price described below


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("Molina's Purchase Option"). Molina could exercise the option at any time between the dates that are 24 and 48 months (in the event UAHC-TN executes one new TennCare contract), or 36 and 60 months (in the event UAHC-TN executes two new TennCare contracts), from the effective date of the new TennCare contract(s). In addition, Molina could exercise the option at any time that (i)
UAHC-TN requires a capital infusion of more than $5,000,000 upon a capital call by its Board of Directors as set forth in the Shareholder Agreement, or UAHC-TN requires additional capital as mandated by TennCare and/or the Tennessee
Department of Commerce and Insurance, and (ii) UAT declines to contribute its proportionate share, and (iii) Molina elects to and actually does contribute
100% of the required capital.

     Under the Shareholder Agreement, Molina's exercise of its option to purchase all UAHC-TN stock owned by UAT would require it to pay UAT a purchase price equal to the percentage share of UAHC-TN then owned by UAT multiplied by the Fair Market Value of UAHC-TN determined as of the closing date of the purchase. As used in the Shareholder Agreement, the "Fair Market Value of UAHC-TN" is equal to the sum of (1) UAHC-TN's Medicaid membership multiplied by $345 per Medicaid member, plus (2) UAHC-TN's Medicare Advantage and/or Medicare
Advantage Special Needs Plan membership multiplied by $2,500 per Medicare member, plus (3) the market value of any Medicare Advantage Prescription Drug
Program plan business operations of UAHC-TN, plus (4) the sum of capital then held by UAHC-TN in excess of the statutory minimum capital required.

     Also in the Shareholder Agreement, Molina would grant UAT the exclusive option to purchase all UAHC-TN stock owned by Molina, for a purchase price equal to the percentage share of UAHC-TN then owned by Molina multiplied by the above-defined Fair Market Value of UAHC-TN determined as of the closing date of the purchase. UAT could exercise the option at any time between the dates that are 60 and 72 months from the effective date of the new TennCare contract.

     Also in the Shareholder Agreement, UAT would grant Molina the exclusive option (called the "Put") to require UAT to purchase all UAHC-TN stock owned by Molina for a price equal to the percentage share of UAHC-TN then owned by Molina multiplied by the Total Value of UAHC-TN. Molina could exercise the Put at any time between the dates that are 60 and 72 months from the effective date of the new TennCare contract. As used in the Shareholder Agreement, the "Total Value of UAHC-TN" would be (i) the valuation proposed in writing by Molina with its notice of exercising the Put, if agreed to by UAT, or (ii) the alternative valuation proposed by UAT to Molina, or (iii) if Molina and UAT could not agree upon the Total Value of UAHC-TN within 30 days after Molina's notice of exercising the Put, the valuation determined by arbitration procedures set forth in the Purchase Agreement.

     The Shareholder Agreement would require a 12-member Board of Directors of
UAHC-TN, with Molina and UAT electing directors in proportion to their respective ownership interests. If two full-risk contracts are awarded to UAHC-TN, then certain matters specified in the Shareholder Agreement would require the unanimous approval of the Board of Directors.

9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (C) EXHIBITS.

     The following exhibit is filed as part of this Report:

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
EXHIBIT NO.   DESCRIPTION
-----------   -----------
    10.1      Purchase Agreement dated as of March 24, 2008, among Molina
              Healthcare, Inc., United American Healthcare Corporation, United
              American of Tennessee, Inc. and UAHC Health Plan of Tennessee,
              Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2008                    UNITED AMERICAN HEALTHCARE CORPORATION


                                        By: /s/ Stephen D. Harris
                                            ------------------------------------
                                        Name: Stephen D. Harris
                                        Title: Executive Vice President and
                                               Chief Financial Officer


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